Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-148253, No. 333-151678 and No. 333-151985) and the Registration Statements on Form S-8 (No. 333-137747, No. 333-153649 and No. 333-153650) of China BAK Battery, Inc. (the “Company”) of our report dated December 31, 2012, relating to the Company's consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2012.

/s/ PKF
PKF
Certified Public Accountants
Hong Kong, China
December 31, 2012